Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Celldex Therapeutics, Inc. of our report dated March 26, 2020 relating to the financial statements, which appears in Celldex Therapeutics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 26, 2020